SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2014

Date of Report

(Date of Earliest Event Reported)

FIRST RATE STAFFING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54427	46-0708635

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2775 West Thomas Road

Suite 107

Phoenix, Arizona 85018

(Address of Principal Executive Offices)

(602) 442-5277

(Registrant’s Telephone Number)

The Company has concurrently filed a registration statement on Form S-1/A pursuant to the Securities Act of 1933 for the sale of up to 1,600,000 shares of its common stock by the holders thereof. Certain items indicated below are incorporated by reference to that registration statement and additional detailed information is discussed therein.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On February 11, 2014, First Rate Staffing Corporation (the "Company") entered into an agreement to purchase all the assets of Loyalty Staffing Services, a California corporation (the "Seller"), for an aggregate purchase price valued at $1,500,000 consisting of $500,000 cash and 500,000 shares of the Company's common stock, valued at a price of $2 per share. As part of the agreement, the former president and owner of the Seller, Nancy Esteban, will become an employee of the Company.

The agreement provides that:

(1) $100,000 of the cash portion of the purchase price shall be paid $50,000 within five business days of the release of certain Uniform Commercial Code liens and personal guarantees and an additional $50,000 sixty days from the date of such release.

(2) The Company shall execute a promissory note in favor of the Seller for the remaining $400,000 with $75,000 payable six months after the closing date of the agreement (February 11, 2014) and $325,000 payable 30 months after such closing date.

The Seller has the option of converting all or any part of the $400,000 balance into the Company's common stock at the then prevailing trading price or market value at the time of closing of the agreement or $2 per share. The Seller has agreed to a reduction in the promissory note of an amount equal to 5% of $1,500,000 and a return of common stock of an amount equal to 2.5% of $1,500,000 for every reduction of $1,500,000 in annual revenues generated by the loss a client or clients acquired as part of the asset agreement within 12 months from the closing date.

Loyalty Staffing is a light industrial and hospitality staffing service company in business since 2008 servicing clients in the greater Los Angeles area. Loyalty Staffing services over 60 clients with approximately $6,000,000 to $7,000,000 in revenues. The Loyalty Staffing clients mirror the current client types of First Rate Staffing Corporation and management believes that the synergy between the two companies is extremely strong. The Company services clients in the Santa Fe Springs area of Los Angeles, along with Phoenix, Arizona. Loyalty Staffing services clients in the Torrance area of Los Angeles County. Management believes that the acquisition will greatly enhance the market presence of the Company in the greater Los Angeles area that the combination of the two entities will allow the Company to reduce overall expense through economies of scale and improve profitability.

ITEM 9.01	Financial Statements and Exhibits

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of Loyalty Staffing Services as of December 31, 2013 and December 31, 2012, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the years ended December 31, 2013 and December 31, 2012, respectively. The Company has included such financial statements in reliance on the report of December 31, 2014, given their authority as experts in accounting and auditing.

Exhibit List

2.1+	Agreement for Purchase and Sale of Assets with Loyalty Staffing Services

+	Previously filed on Form 8-K on February 14, 2014 (File No.: 000-54427) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

FIRST RATE STAFFING CORPORATION

Date: January 30, 2015	/s/ Cliff Blake
Chief Executive Officer

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Loyalty Staffing Services

We have audited the accompanying balance sheets of Loyalty Staffing Services (the "Company") as of December 31, 2013 and 2012, and the related statements of operations, changes in member’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements are presented assuming the Company will continue as a going concern. As more fully described in Note 4 to the financial statements, the Company had cash used in operations of $21,775 and $2,539 for the years ended December 31, 2013 and 2012, respectively. These conditions, among others, raise substantial doubt about its ability to continue as a going concern. Management’s plans to address these conditions are also set forth in note 4 to the financial statements. The accompanying financial statements do not include any adjustments which might be necessary if the Company is unable to continue as a going concern.

/s/ Anton Chia, LLP

Newport Beach, California

December 31, 2014

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LOYALTY STAFFING SERVICES
BALANCE SHEETS

	December 31,	December 31,
	2013	2012

Assets

Current assets
Cash	$25,815	$69,961
Accounts receivable	718,040	425,314
Other current assets	1,146	-
Total current assets	745,001	495,275

Property and equipment, net	9,939	13,018
Deposit and other assets	26,526	24,026
Total assets	$781,466	$532,319

Liabilities and Members' Equity

Current liabilities
Accounts payable and accrued expenses	$209,996	$126,057
Total current liabilities	209,996	126,057

Commitments and contingencies

Members' equity
Members' equity	1,000	1,000
Retained earnings	570,470	405,262
Total members' equity	571,470	406,262
Total liabilities and members' equity	$781,466	$532,319

The accompanying notes are an integral part of these financial statements

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LOYALTY STAFFING SERVICES
STATEMENTS OF OPERATIONS

	Year Ended
	December 31,	December 31,
	2013	2012

Revenues	$7,942,248	$7,667,602
Cost of revenues	7,176,935	6,797,921
Gross profit	765,313	869,681
Operating expenses	509,720	709,740
Income from operations	255,593	159,941
Interest expense, net	68,014	39,905
Income before income tax	187,579	120,036
Income tax expense	-	-
Net income	$187,579	$120,036

The accompanying notes are an integral part of these financial statements

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LOYALTY STAFFING SERVICES
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Members'	Retained
	Equity	Earnings	Total

Balance, December 31, 2011	$1,000	$361,196	$362,196

Distributions		(75,970)	(75,970)
Net income		120,036	120,036
Balance, December 31, 2012	1,000	405,262	406,262

Distributions		(22,371)	(22,371)
Net income		187,579	187,579
Balance, December 31, 2013	$1,000	$570,470	$571,470

The accompanying notes are an integral part of these financial statements

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LOYALTY STAFFING SERVICES
STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2013	2012

Cash flows from operating activities
Net income	$187,579	$120,036
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	3,079	2,298
Changes in operating assets and liabilities:
Accounts receivable	(292,726)	(261,933)
Other current assets	(1,146)	56,548
Deposits and other assets	(2,500)	(18,000)
Accounts payable and accrued expenses	83,939	98,512

Net cash used in operating activities	(21,775)	(2,539)

Cash flows from investing activities
Payments from acquisition of property and equipment	-	(14,692)

Net cash used in investing activities	-	(14,692)

Cash flows from financing activities
Payment of distributions	(22,371)	(75,970)

Net cash used in financing activities	(22,371)	(75,970)

Net decrease in cash	(44,146)	(93,201)
Cash, beginning of the year	69,961	163,162
Cash, end of the year	$25,815	$69,961

Supplemental disclosure of cash flow information:
Interest paid	$68,040	$40,188
Income taxes paid	-	-

The accompanying notes are an integral part of these financial statements

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LOYALTY STAFFING SERVICES
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

Loyalty Staffing Services (the “Company") was incorporated on June 26, 2009 in California as a single-member limited liability company. The Company is a light industrial and hospitality staffing company servicing over 60 clients in the greater Los Angeles area.

2. BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2013 or 2012.

Accounts Receivable and Factoring

Accounts receivable are carried at the original amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering each customer's financial condition and credit history, as well as current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts as of December 31, 2013 and 2012 was $0.

The Company has entered into an accounts funding and administration agreement with Damian Services Corporation (the "Factor"). Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor remits 90% of the accounts receivable balance to the Company, with the remaining balance, less fees, to be forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. A base administrative fee of 1.5% is charged on the gross amount of accounts receivables assigned to Factor provided the invoice is paid within 30 days. The base fee is discounted by an additional 0.10% for weeks that total labor billed on invoices exceeds $50,000 and 0.20% for weeks the labor billed exceeds $100,000. Payment received after 30 days of the invoice date accrues interest at a rate of 0.0065% per day. The total amount of accounts receivables factored was $603,622 and $306,277 at December 31, 2013 and December 31, 2012, respectively.

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Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in the absence of a principal, most advantageous market for the specific asset or liability. The Company has determined that the book value of the Company's cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses as of December 31, 2013 and 2012 is the approximate fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Historically, the Company has not experienced any losses on deposits.

The Company’s policy is to maintain an allowance for doubtful accounts, if any, for estimated losses resulting from the inability of its customer to pay. However, if the financial condition of the Company’s customers were to deteriorate rapidly, resulting in nonpayment, the Company could be required to provide for additional allowances, which would decrease operating results in the period that such determination was made.

During the year ended December 31, 2013, the Company had two customers which made up approximately 31% and 10%, respectively, of its total revenues. During the year ended December 31, 2012, the Company had two customers that made up approximately 35% and 10%, respectively, of its total revenues.

Revenue Recognition

The Company’s revenue is derived from providing temporary staffing services to its clients. The Company recognizes revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, Revenue Recognition. Revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Cost of Revenue

Cost of revenue consists of wages, related payroll taxes, workers compensation, and employee benefits of the Company’s employees while they work on contract assignment as temporary staff of the Company’s customers.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2013 and 2012, the Company did not have any deferred tax assets or liabilities, as the Company was a limited liability corporation, and thus the income tax impact of the Company’s operations is passed through to its member.

Recent Accounting Pronouncements

There are no recently issued accounting standards updates that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

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4. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company had negative cash flows from operations for the years ended December 31, 2013 and 2012 of $21,775 and $2,539, respectively, as well as cash of $25,815 as of December 31, 2013. Given the current cash balance, as well as certain contingencies (see Note 7), there is substantial doubt about the Company’s ability to continue as a going concern.

The Company’s continuation as a going concern is dependent on management’s ability to maintain profitable operations, and / or obtain additional financing from its member and / or other third parties. The successful outcome of future activities cannot be determined at this time and there are no assurances that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

5. EQUIPMENT

Equipment consisted of the following as of December 31, 2013 and 2012.

	December 31,	December 31,
	2013	2012

Computers and related equipment	$14,691	$14,691
Furniture and fixtures	707	707

	15,398	15,398

Less: accumulated depreciation	(5,459)	(2,380)

	$9,939	$13,018

Depreciation expense for the years ended December 31, 2013 and 2012 amounted to $3,079 and $2,298, respectively.

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6. DEPOSITS AND OTHER ASSETS

Deposits and other assets consisted of the following as of December 31, 2013 and 2012.

	December 31,
	2013	2012
Deposit for insurance	$20,500	18,000
Deposit on office lease and utilities	6,026	6,026

Total	$26,526	$24,026

7. COMMITMENTS AND CONTINGENCIES

Leases

The Company leased its office facility located in Torrance, California, as well as certain office equipment under operating leases on a month-to-month basis. During the years ended December 31, 2013 and 2012, total rent expense under these operating leases amounted to $38,535 and $34,358, respectively.

Litigation

During 2013, the Company had three claims from former employees that arose out of the ordinary course of business. In September 2013, the Company entered into a settlement agreement to resolve one claim for $3,000, which was payable by the Company in five installments of $600. As of December 31, 2013, the Company had paid $1,800 in connection with the settlement. The remaining balance due of $1,200 as of December 31, 2013 was included as a component of accounts payable and accrued expenses in the accompanying balance sheet.

Subsequent to the year ended December 31, 2013, the Company entered into settlement agreements to settle the additional two claims for an aggregate total of $49,000. The total aggregate settlement amount was accrued for at December 31, 2013, and is included in accounts payable and accrued expenses on the accompanying balance sheet. Pursuant to the terms of the settlement agreements, the Company paid $19,000 of the amounts in March 2014 and $30,000 in June 2014 (see Note 8).

8. SUBSEQUENT EVENTS

On February 11, 2014, First Rate Staffing Corporation (“First Rate”) entered into an agreement to purchase the assets of the Company for an aggregate purchase price of $1,500,000 consisting of $500,000 in cash and 500,000 shares of First Rate’s common stock, valued at a price of $2 per share. As part of the agreement, the former president and owner of the Company became an employee of First Rate. The $500,000 cash portion of the purchase price shall be paid as follows; 1) $50,000 of the purchase price will be paid within five days of the release of certain Uniform Commercial Code liens and personal guarantees, 2) an additional $50,000 will be paid sixty days from the date of such release, 3) First Rate shall execute a promissory note to the seller for $400,000 payable in an installment of $75,000 due six months after the closing date of the agreement and $325,000 payable 30 months after the closing date.

The seller has the option of converting all or any part of the $400,000 promissory note balance into First Rate’s common stock at the then prevailing trading price or market value at the time of closing of the agreement or $2 per share. The seller has agreed to a reduction in the promissory note of an amount equal to 5% of $1,500,000 and a return of common stock of an amount equal to 2.5% of $1,500,000 for every reduction of $1,500,000 in annual revenues generated by the loss a client or clients acquired as part of the asset agreement within 12 months from the closing date.

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The total amounts due from First Rate of $500,000 have not been paid due to an internal issue and the Company is currently in the process of renegotiating the terms of the outstanding notes. The management of First Rate believes the Company was in breach of the pursuant sale agreement. The seller is no longer employed with the Company and First Rate is now controlling the operations of Loyalty Staffing Services.

During 2014, the Company entered into settlement agreements to settle two outstanding legal claims from former employees for an aggregate total of $49,000 (see Note 7).

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Pro Forma Combined Financial Information

Background Information Regarding Pro Forma Combined Financial Statements

On February 11, 2014, First Rate Staffing Corporation (“First Rate” or the “Company”) entered into an agreement to purchase the assets of Loyalty Staffing Services (“Loyalty”), a California corporation, for an aggregate purchase price of $1,500,000 consisting of $500,000 in cash and 500,000 shares of the Company’s common stock, valued at a price of $2 per share (the “Transaction”). As part of the agreement, the former president and owner of Loyalty will become an employee of the Company.

The $500,000 cash portion of the purchase price shall be paid as follows; 1) $50,000 of the purchase price will be paid within five days of the release of certain Uniform Commercial Code liens and personal guarantees, 2) an additional $50,000 will be paid sixty days from the date of such release, 3) the Company shall execute a promissory note to the seller for $400,000 payable in an installment of $75,000 due six months after the closing date of the agreement and $325,000 payable 30 months after the closing date.

The seller has the option of converting all or any part of the $400,000 promissory note balance into the Company's common stock at the then prevailing trading price or market value at the time of closing of the agreement or $2 per share. The Seller has agreed to a reduction in the promissory note of an amount equal to 5% of $1,500,000 and a return of common stock of an amount equal to 2.5% of $1,500,000 for every reduction of $1,500,000 in annual revenues generated by the loss a client or clients acquired as part of the asset agreement within 12 months from the closing date.

The following unaudited pro forma combined balance sheets and statements of operations reflect the combination of First Rate and Loyalty, and have been derived from historical financial statements of both First Rate and Loyalty. The unaudited pro forma combined balance sheet as of December 31, 2014 was prepared as if the Transaction had occurred on the balance sheet date. The unaudited pro forma combined statements of operations were prepared as if the Transaction had occurred on the first day of each period presented.

In the opinion of management, all adjustments necessary to present fairly the pro forma combined balance sheet and statements of operations have been made based on the terms and structure of the Transaction. The unaudited pro forma combined statements of operations are not necessarily indicative of what actual results would have been had the transaction occurred at the beginning of the period nor do they purport to indicate the results of future operations of First Rate and Loyalty. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of First Rate and Loyalty.

Pro Forma Combined Balance Sheets (Unaudited)

	Loyalty	First Rate	Pro Forma Adjustments
	December 31,	December 31,	Effect of	Pro Forma
	2013	2013	Transaction	Combined
			[A]
Assets

Current assets
Cash	$25,815	$54,043	$	$79,858
Accounts receivable	718,040	154,030		872,070
Other current assets	1,146	67,484		68,630
Total current assets	745,001	275,557	-	1,020,558

Property and equipment, net	9,939	26,483		36,422
Note receivable - related party	-	8,388		8,388
Intangible assets, net	-	-	1,465,867	1,465,867
Deposit and other assets	26,526	6,280		32,806
Total assets	$781,466	$316,708	$1,465,867	2,564,041

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$209,996	$211,403	$21,504	$442,903
Current portion of note payable, net of discount	-	-	194,363	194,363
Total current liabilities	209,996	211,403	215,867	637,266
Note payable, net of current portion	-	-	250,000	250,000
Notes payable - related parties	-	156,107		156,107
Total liabilities	209,996	367,510	465,867	1,043,373

Commitments and contingencies

Stockholders' equity
Common stock	-	700	50	750
Additional paid-in capital	-	89,852	1,571,420	1,661,272
Members' equity	1,000	-	(1,000)	-
Retained earnings	570,470	(141,354)	(570,470)	(141,354)
Total stockholders' equity (deficit)	571,470	(50,802)	1,000,000	1,520,668
Total liabilities and stockholders' equity	$781,466	$316,708	1,465,867	2,564,041

[A]	The adjustment reflects the impact of the Transaction including the issuance of 500,000 shares of common stock valued at $1,000,000 and the issuance of $500,000 a note payable, net of discounts of $55,637.

Pro Forma Combined Statements of Operations (Unaudited)

			Pro Forma Adjustments
	Loyalty	First Rate	Effect of
	December 31,	December 31,	Intangible and Discount	Pro Forma
	2013	2013	Amortization	Combined
			[A]

Revenues	$7,942,248	$9,177,841	$	$17,120,089
Cost of revenues	7,176,935	8,300,029		15,476,964
Gross profit	765,313	877,812	-	1,643,125
Operating expenses	509,720	900,588	293,173	1,703,481
Income (loss) from operations	255,593	(22,776)	(293,173)	(60,356)
Interest expense, net	68,014	19,123	11,127	98,264
Income (loss) before income tax	187,579	(41,899)	(304,300)	(158,620)
Income tax expense	-	-		-
Net income (loss)	$187,579	$(41,899)	$(304,300)	$(158,620)

Net income (loss) per share:
Basic and diluted	NA	(0.01)		(0.02)

Weighted average shares outstanding:
Basic and diluted	NA	7,000,000	500,000 [B]	7,500,000

[A]	This pro forma adjustment reflects a full year of amortization for the intangible assets acquired of $293,173, as well as a full year of amortization of the discount on the notes payable issued in connection with the Transaction of $11,127 as if they were issued at the beginning of the period.

[B]	This reflects the impact of the issuance of 500,000 common shares to the seller of Loyalty in the Transaction as if they were outstanding for the entire period.

Pro Forma Combined Statements of Operations (Unaudited)

			Pro Forma Adjustments
	Loyalty	First Rate	Effect of
	December 31,	December 31,	Intangible and Discount	Pro Forma
	2012	2012	Amortization	Combined
			[A]

Revenues	$7,667,602	$6,937,349	$	$14,604,951
Cost of revenues	6,797,921	6,251,249		13,049,170
Gross profit	869,681	686,100	-	1,555,781
Operating expenses	709,740	795,762	293,173	1,798,675
Income (loss) from operations	159,941	(109,662)	(293,173)	(242,894)
Interest expense, net	39,905	10,533	11,127	61,565
Income before income tax	120,036	(120,195)	(304,300)	(304,459)
Income tax expense	-	-		-
Net income (loss)	$120,036	$(120,195)	(304,300)	$(304,459)

Net income (loss) per share:
Basic and diluted	NA	(0.02)		(0.05)

Weighted average shares outstanding:
Basic and diluted	NA	5,465,929	500,000 [B]	5,965,929

[A]	This pro forma adjustment reflects a full year of amortization for the intangible assets acquired of $293,173, as well as a full year of amortization of the discount on the notes payable issued in connection with the Transaction of $11,127 as if they were issued at the beginning of the period.

[B]	This reflects the impact of the issuance of 500,000 common shares to the seller of Loyalty in the Transaction as if they were outstanding for the entire period.